Exhibit 3.17

STATE OF LOUISIANA	:	COMMONWEALTH OF PENNSYLVANIA

PARISH OF CALCASIEU	:	COUNTY OF ALLEGHENY

BE IT KNOWN: That on this l9th day of November, 1986, before me, the undersigned Notary Public in and for the County of Allegheny and Commonwealth of Pennsylvania, personally came and appeared the undersigned subscriber of the full age of majority, who declared to me, in the presence of the undersigned competent witnesses, that, availing itself of the provisions of the Louisiana Business Corporation Law (Title 12, Chapter 1, Louisiana Revised Statutes of 1950, as revised and codified by Act 105 of 1968, Legislature of Louisiana, as subsequently amended), it does hereby organize itself, its successors and assigns, into a corporation in pursuance of that law, under and in accordance with the following articles of incorporation:

ARTICLE I

NAME

The name of this corporation is PPG Pipeline, Inc.

ARTICLE II

OBJECT

The objects for which this corporation is formed are as follows:

1.             To engage in and carry on the petroleum business and the various branches thereof, including, but not by way of limitation, prospecting and exploration for, production, exploitation, storage, transportation by pipeline or in any other manner, purchase and sale, refining, treating, processing, compounding, preparation for market, and the marketing of oil, gas and other hydrocarbons, and their products and by-products.

2.             To engage in and carry on the petrochemical business and the various branches thereof, including, but not by way of limitation, the manufacture, production, storage, transportation, purchase and sale, refining, treating, compounding, preparation, and marketing of any and all products and by-products which can be manufactured from petroleum hydrocarbons.

3.             To engage in and carry on the business of manufacturing and merchandising generally, including, but not by way of limitation, the manufacture, transportation, purchase and sale, and marketing of materials, supplies, and products of any and all nature.

4.             To borrow money from other persons, firms or corporations; to execute mortgages jointly with other persons, firms or corporations affecting both the property belonging to this corporation and property belonging to other persons, firms or corporations or to either; to mortgage or otherwise pledge or give as security all property of every nature and kind whatsoever as security for obligations of the corporation or for others; to execute promissory notes, mortgages and other obligations, contracts and undertakings, jointly and in solido (or jointly and severally) with other persons, firms or corporations; or to assign, endorse or otherwise guarantee the obligations of other persons, firms or corporations secured or unsecured.

5.             To enter into any business lawful under the laws of the State of Louisiana, either for its own account, or for the account of others, as agent, and either as agent or principal, to enter upon or engage in any kind of other lawful activity for which corporations may be formed under the Business Corporation Law of Louisiana; and to the extent not prohibited thereby to enter upon and engage in any kind of business of any nature whatsoever in any other state of the United States of America, any foreign nation, and any territory of any country to the extent permitted by the laws of such other state, nation or territory.

ARTICLE III

DURATION

The duration of this corporation shall be in perpetuity, or such maximum period as may be authorized by the laws of Louisiana.

ARTICLE IV

AUTHORIZED CAPITAL

The corporation has the authority to issue 100,000 shares of its capital stock, all of which are common shares of no par value.

ARTICLE V

INCORPORATOR

The incorporator’s name and address is:

PPG Industries, Inc.,
a Pennsylvania Corporation
One PPG Place
Pittsburgh, Pennsylvania 15272

ARTICLE VI

DIRECTORS

1.             Unless and until otherwise provided in the by-laws, all of the corporate powers of this corporation shall be vested in, and all of the business and affairs of this corporation shall be managed by a board of not less than three, nor more than seven directors. The number of directors may be increased or decreased within the limits above provided by a majority vote of the directors. The initial number of directors is three.

2.             Any director absent from a meeting of the Board or any committee thereof may be represented by any other director or shareholder, who may cast the absent director’s vote according to his written instructions, general or special.

ARTICLE VII

PURCHASE AND REDEMPTION OF SHARES

The corporation may purchase or redeem its own shares in the manner and on the conditions permitted and provided in Section 55 of the Business Corporation Law or other applicable law, and as may be authorized by the Board of Directors. Shares so purchased shall be considered treasury shares, and may be reissued and disposed of as authorized by law, or may be cancelled and the capital stock reduced, as the Board of Directors may, from time to time, determine in accordance with law.

ARTICLE VIII

CAPITAL SURPLUS AND DIVIDENDS

The Board of Directors shall have such power and authority with respect to capital, surplus and dividends, including allocation, increases, reduction, utilization, distribution and payment, as is permitted and provided in Sections 61, 62 and 63 of the Business Corporation Law or other applicable law.

ARTICLE IX

CORPORATE ACTION OF SHAREHOLDERS

Any corporate action of shareholders, including specifically, but not by way of limitation, adoption of amendments to the Articles, approval of merger and consolidation agreements, and authorization of voluntary disposition of all or substantially all of the corporate assets, may be taken on affirmative vote of a majority of the voting power present.

ARTICLE X

PREEMPTIVE RIGHTS

Shareholders shall have preemptive rights.

ARTICLE XI

UNCLAIMED DIVIDENDS

Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the corporation to pay the dividend or redemption price or deliver the certificates for the shares to such stockholders within such time, shall, at the expiration of such time, revert in full ownership to the corporation, and the corporation’s obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease.

ARTICLE XII

CONSENTS TO CORPORATE ACTION

Consents in writing to corporate action may be signed by the shareholders having that proportion of the total voting power which would be required to authorize or constitute such action at a meeting of the shareholders.

THUS DONE AND SIGNED at my office in the City of Pittsburgh, County of Allegheny, Commonwealth of Pennsylvania, on the day, month and year first hereinabove written, in the presence of the undersigned competent witnesses and me, Notary, after due reading of the whole.

PPG Industries, Inc.,
a Pennsylvania Corporation

by:	/s/ Vice President
(Vice-President)
INCORPORATOR

INITIAL REPORT OF

PPG Pipeline, Inc.

1.                                      The corporation’s registered office is and its post office address is c/o PPG Industries, Inc., Attention: Works Manager, Columbia Southern Road, P. O. Box 1000, Lake Charles, Louisiana 70602.

2.                                      Its registered agent is Stockwell, Sievert, Viccellio, Clements & Shaddock, Fourth Floor, One Lakeside Plaza, Lake Charles, Louisiana 70601.

3.                                      The first directors are:

R. D. Duncan - PPG Pipeline Inc. 1 PPG Place, Pittsburg, PA 15272 Tom G. Brown - Columbia Southern Rd., Lake Charles, LA 70602 Samson J. McMahon- PPG Pipeline Inc, 1 PPG Place, Pittsburg, PA 15272

Dated at Pittsburgh, Pennsylvania, on the 19th day of November, 1986.

PPG Industries, Inc.

by:	/s/ Vice President
(Vice President)
INCORPORATOR

AMENDMENT

TO

ARTICLES OF INCORPORATION OF

PPG PIPELINE, INC.

The undersigned, acting pursuant to the Corporation Law of Louisiana, hereby amends the name of the corporation in Article 1 from PPG Pipeline, Inc. to Eagle Pipeline, Inc. The sole shareholder of the corporation consented to amend Article 1 as follows:

Article 1

The name of the corporation is Eagle Pipeline, Inc.

The amendment has been adopted by Consent of the Sole Shareholder dated November 15, 2012.

THUS DONE AND PASSED on the 15th day of November, 2012, signed in Pittsburgh, Allegheny County, Pennsylvania, before the undersigned Notary Public.

PPG INDUSTRIES, INC.

By	/s/ Michael H. McGarry
Michael H. McGarry
Executive Vice President

/s/ Suzanne L. Seitz
Notary Public
Printed Name: Suzanne L. Seitz
PAN Notary No.: 138058

COMMONWEALTH OF PENNSYLVANIA

Notarial Seal

Suzanne L. Seitz, Notary Public

City of Pittsburgh, Allegheny County

My Commission Expires Nov. 4, 2015

MEMBER, PENNSYLVANIA ASSOCIATION OF NOTARIES